EXHIBIT 9
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[GRAPHIC OMITTED]
[LOGO NETHERLAND, SEWELL & ASSOCIATES, INC.]



            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


We hereby consent to the use of and reference to our name and report evaluating Compton Petroleum Corporation's natural gas, natural gas liquids, and conventional oil reserves as of January 1, 2004 in the Compton Petroleum Corporation's Annual Report on Form 40-F to be filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


                                        By: /s/ Frederic D. Sewell
                                            ------------------------------------
                                            Frederic D. Sewell
                                            Chairman and Chief Executive Officer


Dallas, Texas
May 19, 2004